UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2010

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle
 Suite 3500
Hunt Valley, Maryland 21030
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on May 7, 2007, Omega Healthcare Investors, Inc. (“Omega”) awarded performance restricted stock units (“PRSUs”) to its executive officers.  One-half of the PRSUs are scheduled to vest ratably as of December 31 of each of 2008, 2009 and 2010, subject to Omega’s achievement of cumulative, annualized Total Shareholder Return (as described below) of 11% from May 7, 2007 through the applicable vesting date, and one-half of the PRSUs are scheduled to vest as of December 31, 2010 subject to Omega’s achievement of cumulative, annualized Total Shareholder Return of 11% from May 7, 2007 through December 31, 2010.  With respect to the PRSUs, “Total Shareholder Return” is defined as the aggregate increase in Omega’s common stock price per share over the applicable performance period, plus dividends per share paid during such performance period.

Annualized Total Shareholder Return for the period from May 7, 2007 through December 31, 2009 was approximately 9.8%.  Accordingly, pursuant to the terms of the PRSU awards, none of the PRSUs vested as of December 31, 2009.

On March 29, 2010, the Compensation Committee of Omega’s Board of Directors (the “Committee”) determined that, based on the 26.0% Total Shareholder Return actually achieved for the twelve month period ending December 31, 2009 and in light of the challenging economic and capital market conditions that prevailed generally during 2009, it was appropriate to waive the vesting requirement solely with respect to the PRSUs that would have vested on December 31, 2009 had a cumulative, annualized Total Shareholder Return of 11% been achieved. (However, the waiver did not apply to the PRSUs that failed to vest on December 31, 2008 because a cumulative, annualized Total Shareholder Return of 11% was not achieved through that date.)  Accordingly, the number of shares of common stock issuable in connection with the PRSUs that the Committee elected to vest on March 29, 2010 with respect to performance during 2009 is as follows:

Officer	Shares of Common Stock Issuable
C. Taylor Pickett	16,342
Daniel J. Booth	9,789
Robert O. Stephenson	6,756
R. Lee Crabill	6,032
Michael D. Ritz	2,413

Each PRSU represents the right to one share of common and dividend equivalents based on dividends paid to stockholders during the applicable performance period.  Shares attributable to vested PRSUs and dividend equivalents are distributable upon the earliest of January 2, 2011, subject to acceleration in the event of the officer’s death or disability, or termination of the officer’s employment by that Company without cause or resignation by the officer for good reason.

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Item 8.01.	Other Events.

Omega is currently engaged in discussions with various lenders, including the lenders under its current $200 million revolving senior secured credit facility, regarding a replacement facility that would increase the maximum amount available to Omega under such new revolving senior secured credit facility to up to $320 million, and extending the maturity.  Omega’s current $200 million revolving credit facility matures in June 2012.  There can be no assurance as to whether Omega and the lenders will reach agreement regarding the proposed increase and extension, or the terms thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: March 30, 2010	By:	/s/ C. Taylor Pickett
C. Taylor Pickett
President and Chief Executive Officer

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